EXHIBIT 4.1
FORM OF COMMON STOCK CERTIFICATE
SEE LEGEND ON REVERSE
INCORPORATED UNDER THE LAWS OF THE STATE OF
DELAWARE

NUMBER	SHARES
*___*	*___*
COLEMAN CABLE, INC.
     This Certifies that ____________ is the owner of _______________ fully paid and non-assessable Shares of COMMON STOCK, $0.001 par value, of COLEMAN CABLE, INC., a corporation organized under the laws of the State of Delaware, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed (in facsimile) by its duly authorized officers this ___ day of _________, 20___.

____________________________________	[SEAL]	____________________________________
SECRETARY		PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR
By:
AUTHORIZED SIGNATURE

     The Corporation will furnish without charge to each stockholder who so requests in writing, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or to the Transfer Agent.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto _____________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address, including postal zip code, of assignee

_____________________________________________ Shares of Common Stock represented by this Certificate, and hereby irrevocably constitute and appoint _________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

__________________________	______________________________
SIGNATURE(S) GUARANTEED
_______________________
The signature(s) must be guaranteed by a brokerage firm or a financial institution that is a member of a securities approved Medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).
NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.